Exhibit 23.1
CONSENT OF BDO SEIDMAN, LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-124754 and File No. 333-119350) of WebSideStory, Inc. of our report dated March 31, 2006, relating to the financial statements of Visual Sciences, LLC, for the years ended December 31, 2005 and 2004, which appears in the current report on Form 8-K/A of WebSideStory, Inc.
/s/ BDO Seidman, LLP
Bethesda, Maryland
April 19, 2006